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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: March 5, 2003

REALTY INCOME CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-13318	33-0580106
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West Crest Street, Escondido, California 92025
(Address of principal executive offices) (Zip Code)

(760) 741-2111
(Registrant's telephone number, including area code)

None
(former name or former address, if changed since last report)

Item 5.    Other Events.

        On March 5, 2003, Realty Income Corporation (the "Company") entered into a purchase agreement with Banc of America Securities LLC, as the representative of the underwriters (the "Underwriters"), pursuant to which the Company agreed to issue and sell $100,000,000 aggregate principal amount of 5 3/8% senior notes of the Company due March 15, 2013 (the "Senior Notes"). The net proceeds from the offering, after payment of selling commissions and discounts and other expenses of the offering, are expected to be used to repay the Company's outstanding indebtedness under its unsecured credit facility.

Item 7.    Exhibits.

1.1	Purchase Agreement, dated March 5, 2003, between the Underwriters and the Company.
4.1	Indenture, dated as of October 28, 1998, between the Company and The Bank of New York (filed as an exhibit to Realty Income's Form 8-K, filed on October 28, 1998 and incorporated herein by reference).
4.2	Form of 5 3/8% Senior Note due 2013.
4.3
Officer's Certificate pursuant to Section 301 of the Indenture dated October 28, 1998 between the Company and the Bank of New York, as Trustee, establishing a series of securities entitled "5 3/8% Senior Notes due 2013."
5.1	Opinion of Latham & Watkins LLP.
5.2	Opinion of Ballard Spahr Andrews and Ingersoll LLP.
12.1	Ratio of Earnings to Fixed Charges.
23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Ballard Spahr Andrews & Ingersoll LLP (contained in the opinion filed as Exhibit 5.2 hereto).
25.1	Form T-1 (incorporated herein by reference to filing made pursuant to Section 305(b)(2), File No. 333-102073).

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2003	REALTY INCOME CORPORATION
	By:	/s/ MICHAEL R. PFEIFFER
		Name:	Michael R. Pfeiffer, Esq.
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Purchase Agreement, dated March 5, 2003, between the Underwriters and the Company.
4.1	Indenture, dated as of October 28, 1998, between the Company and The Bank of New York (filed as an exhibit to Realty Income's Form 8-K, filed on October 28, 1998 and incorporated herein by reference).
4.2	Form of 5 3/8% Senior Note due 2013.
4.3
Officer's Certificate pursuant to Section 301 of the Indenture dated October 28, 1998 between the Company and the Bank of New York, as Trustee, establishing a series of securities entitled "5 3/8% Senior Notes due 2013."
5.1	Opinion of Latham & Watkins LLP.
5.2	Opinion of Ballard Spahr Andrews and Ingersoll LLP.
12.1	Ratio of Earnings to Fixed Charges.
23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).
23.2	Consent of Ballard Spahr Andrews & Ingersoll LLP (contained in the opinion filed as Exhibit 5.2 hereto).
25.1	Form T-1 (incorporated herein by reference to filing made pursuant to Section 305(b)(2), File No. 333-102073.)

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SIGNATURE
EXHIBIT INDEX